Exhibit 10.2

FIRST AMENDMENT AND INCREMENTAL FACILITY AMENDMENT

THIS FIRST AMENDMENT AND INCREMENTAL FACILITY AMENDMENT (this “Agreement”) is entered into as of December 30, 2019 (the “Incremental Term Loan Effective Date”) among WEST PHARMACEUTICAL SERVICES, INC., a Pennsylvania corporation (the “Company” or “Borrowers’ Representative”), each of the Lenders party hereto (including each Incremental Lender), and Bank of America, N.A., as Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement (as defined below) or in the Amended Credit Agreement (as defined below), as the case may be.

W I T N E S S E T H

WHEREAS, pursuant to that certain Credit Agreement, dated as of March 28, 2019 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among the Company, certain subsidiaries of the Company party thereto (together with the Company, the “Borrowers” and each a “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an Issuing Lender, the Lenders have agreed to provide the Borrowers with the credit facilities provided for therein;

WHEREAS, the Company has requested pursuant to Section 2.14(d) of the Credit Agreement that each Lender party hereto with a commitment in respect of the Incremental Term Facility (each, an “Incremental Lender”) provide a portion of an Incremental Term Facility to the Company under the Credit Agreement;

WHEREAS, the Borrowers’ Representative, in such capacity, has requested that the Lenders make certain amendments to the Credit Agreement; and

WHEREAS, each Incremental Lender has agreed to provide a portion of an Incremental Term Facility to the Company and the Required Lenders have agreed to amend the Credit Agreement as provided herein with such amendments not constituting a novation of the Credit Agreement (the Credit Agreement, as amended hereby, the “Amended Credit Agreement”).

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Establishment of Incremental Term Facility.

(a) Subject to the terms and conditions set forth herein, a new term loan in the original principal amount of $90,000,000 (the “Incremental Term A Loan”) is hereby established as an Incremental Term Facility pursuant to Section 2.14(d) of the Credit Agreement.

(b) Subject to the terms and conditions set forth herein, each Incremental Lender severally agrees to make its portion of the Incremental Term A Loan in a single advance in Dollars to the Company on the Incremental Term Loan Effective Date in an amount not to exceed such Incremental Lender’s Incremental Term A Loan Commitment to such Incremental Term Facility; provided, that, after giving effect to such advances, the outstanding amount of the Incremental Term A Loan shall not exceed the aggregate amount of Incremental Term A Loan Commitments of the Incremental Lenders. The Incremental Term A Loan Commitments of each Incremental Lender and the Commitment Percentage of each Incremental Lender’s portion of such Incremental Term Facility, in each case as of the Incremental Term Loan Effective Date, shall be as set forth on Schedule 1.01 attached hereto. The Incremental Term A Loan may from time to time be (i) LIBOR Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Company and notified to the Administrative Agent in accordance with Sections 2.04 and 2.05 of the Credit Agreement.

(c) The Incremental Term A Loan shall be subject to mandatory prepayment as set forth in Section 2.15(g) of the Credit Agreement.

2. Amendments to Credit Agreement.

(a) The reference to “MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED” on the cover page of the Credit Agreement is hereby amended to read as “BOFA SECURITIES, INC.”.

(b) Each reference to “MLPFS” in the Credit Agreement is hereby amended to read as “BofA Securities”.

(c) The following new definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“BofA Securities” means BofA Securities, Inc. (as successor to Merrill Lynch, Pierce, Fenner & Smith Incorporated), in its capacity as a joint lead arranger and joint bookrunner.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning provided in Section 9.21.

“Default Right” means as defined in, and interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“First Amendment” means that certain First Amendment and Incremental Facility Amendment, dated as of the First Amendment Effective Date, by and among the Borrowers’ Representative, the Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date” means December 30, 2019.

“Incremental Term A Loan” means the term loan made to the Company pursuant to the First Amendment.

“Incremental Term A Loan Commitment” means, as to each Lender providing the Incremental Term A Loan, its obligation to make its portion of the Incremental Term A Loan to the Company pursuant to the First Amendment in the principal amount set forth opposite such Lender’s name on Schedule 1.01. The aggregate principal amount of the Incremental Term A Loan Commitment of all of the Lenders in effect on the First Amendment Effective Date is NINETY MILLION DOLLARS ($90,000,000).

“Incremental Term Loan Commitments” means the Incremental Term A Loan Commitment and any other obligation of a Lender to make its portion of a term loan to a Borrower pursuant to an Incremental Term Facility.

“Incremental Term Loans” means any term loans which have been incurred pursuant to Section 2.14(d) under a then existing or additional Incremental Term Facility, including the Incremental Term A Loan.

“Net Cash Proceeds” has the meaning provided in Section 2.15(g).

“Permitted Transfers” means (a) sales or dispositions of assets permitted by Section 6.04(a) - (i); (b) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Borrowers and their Subsidiaries; and (c) the sale or disposition of Cash Equivalents for fair market value.

“QFC” means a “qualified financial contract” (as defined in, and interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D)).

“QFC Credit Support” has the meaning provided in Section 9.21.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) and, in each case, that has been selected or recommended by the Relevant Governmental Body.

“SOFR-Based Rate” means SOFR or Term SOFR.

“Supported QFC” has the meaning provided in Section 9.21.

“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.

“U.S. Special Resolution Regimes” has the meaning provided in Section 9.21.

(d) The definition of “Commitment Percentage” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Commitment Percentage” means with respect to any Lender at any time, (a) with respect to such Lender’s Revolving Credit Commitment, the percentage (carried out to the ninth decimal place) of the Commitments represented by such Lender’s Revolving Credit Commitment at such time; provided, that, if the commitment of each Lender to make Revolver Loans and the obligation of each Issuing Lender to make L/C Credit Extensions have been terminated pursuant to Section 7.01 or if the Commitments have expired, then the Commitment Percentage of each Lender shall be determined based on the Commitment Percentage of such Lender most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender at the time of determination and (b) with respect to such Lender’s portion of any outstanding Incremental Term Loan, the percentage (carried out to the ninth decimal place) of the outstanding principal amount of such Incremental Term Loan held by such Lender at such time. The initial Commitment Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1.01, or in the Assignment and Assumption, any documentation executed by such Lender pursuant to Section 2.14(d), or other documentation pursuant to which such Lender becomes a party hereto, as applicable. The Commitment Percentages shall be subject to adjustment as provided in Section 2.25.

(e) The definition of “LIBOR Successor Rate Conforming Changes” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, the definition of Interest Period, the timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).

(f) The definition of “Loans” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Loans” means an extension of credit by a Lender to a Borrower in the form of a Revolver Loan, a Swing Line Loan or an Incremental Term Loan, as the context may require.

(g) The definition of “MLPFS” in Section 1.01 of the Credit Agreement is hereby deleted.

(h) The definition of “Required Lenders” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Required Lenders” means, at any time, those non-Defaulting Lenders holding more than 50% of the unused Commitments, Total Exposure, outstanding amount of Incremental Term Loans, and unfunded Incremental Term Loan Commitments of such non-Defaulting Lenders; provided, that, the amount of any participation in any Swing Line Loan or Letter of Credit that a Defaulting Lender has failed to fund that has not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or the applicable Issuing Lender, as the case may be, in making such determination.

(i) The definition of “Termination Date” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Termination Date” means, (a) with respect to the Revolver Loans, Letters of Credit, and Swing Line Loans, subject to Section 2.26, the earlier of (i) March 28, 2024 and (ii) the date the Commitments are terminated as provided herein; and (b) with respect to the Incremental Term A Loan, December 31, 2024.

(j) The definition of “Tranche” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Tranche” means specified portions of Loans outstanding as follows: (a) any Loans to which a LIBOR Rate applies which become subject to the same LIBOR Rate under the same Notice of Borrowing and which have the same Interest Period, which are denominated either in Dollars or, in the case of Revolver Loans, in the same Optional Currency, shall constitute one Tranche, (b) all Revolver Loans to which the Base Rate applies shall constitute one Tranche and (c) all Incremental Term Loans to which the Base Rate applies shall constitute one Tranche.

(k) The instances of “Revolver Loans” in Section 2.02 of the Credit Agreement are hereby replaced with “Loans”.

(l) The instances of “Revolver Loans” in Section 2.04 of the Credit Agreement (including the title thereof) are hereby replaced with “Loans”.

(m) The following clause (d) is hereby added to the end of Section 2.04 of the Credit Agreement to read as follows:

(d) This Section 2.04 shall not apply to Swing Line Loans.

(n) Section 2.09(g) of the Credit Agreement shall be amended to read as follows:

(g) Subject to the provisions of this Agreement, the Borrowers may select different interest rates and different Interest Periods to apply simultaneously to Loans comprising different Tranches and may convert to or renew one or more interest rates with respect to all or any portion of Loans comprising any Tranche, provided, that, there shall not be at any one time outstanding more than (i) six (6) Tranches in the aggregate with respect to Revolver Loans (excluding Swing Line Loans and with Base Rate Loans being considered, to the extent any such Loans are outstanding, one Tranche) and (ii) six (6) Tranches in the aggregate with respect to the Incremental Term Loans.

(o) Section 2.13(c) of the Credit Agreement is hereby amended to read as follows:

(c) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining LIBOR for the applicable currency for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary;

(ii) the administrator of the LIBOR Screen Rate for the applicable currency or a Governmental Authority having or purporting to have jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR for the applicable currency or the LIBOR Screen Rate for the applicable currency shall no longer be made available, or used for determining the interest rate of loans, provided, that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide LIBOR for the applicable currency after such specific date (such specific date, the “Scheduled Unavailability Date”), or

(iii) syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR for the applicable currency, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Company may amend this Agreement to replace LIBOR for the applicable currency with (x) for Dollars only, one or more SOFR-Based Rates or (y) another alternate benchmark rate, giving due consideration to any evolving or then existing convention for similar syndicated credit facilities denominated in the applicable currency for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment;” and any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders (A) in the case of an amendment to replace LIBOR for Dollars with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace LIBOR for the applicable currency with a rate described in clause (y), object to such amendment; provided, that, for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided, that, to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Loans shall be suspended (to the extent of the affected LIBOR Loans or Interest Periods), and (y) if the applicable currency is Dollars, then the LIBOR Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the applicable Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans denominated in the applicable currency (to the extent of the affected LIBOR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(p) Section 2.14(a) of the Credit Agreement is hereby amended to read as follows:

(a) (i) The Revolving Credit Commitments and the Swing Line Commitment shall be automatically terminated on the Termination Date whereupon all Revolver Loans and Swing Line Loans and accrued interest thereon shall become due and payable, except as provided in Section 2.26 in respect of any Extended Revolving Credit Commitments.

(ii) The Company shall repay the outstanding principal amount of the Incremental Term A Loan in installments on the dates and in the amounts set forth in the table below (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.15), unless accelerated sooner pursuant to Section 7.01:

Payment Dates (the last Business Day of the fiscal quarter of the Company ending)	Principal Amortization Payment

March 31, 2020	$562,500
June 30, 2020	$562,500
September 30, 2020	$562,500
December 31, 2020	$562,500
March 31, 2021	$562,500
June 30, 2021	$562,500
September 30, 2021	$562,500
December 31, 2021	$562,500
March 31, 2022	$562,500
June 30, 2022	$562,500
September 30, 2022	$562,500
December 31, 2022	$562,500
March 31, 2023	$562,500
June 30, 2023	$562,500
September 30, 2023	$562,500
December 31, 2023	$562,500
March 31, 2024	$562,500
June 30, 2024	$562,500
September 30, 2024	$562,500
Termination Date	Unpaid principal balance of the Incremental Term A Loan.

(q) Clause (i) of Section 2.14(d) of the Credit Agreement is hereby amended to read as follows:

(i) the aggregate amount of all Incremental Facilities effected after the First Amendment Effective Date pursuant to this Section 2.14(d) shall not exceed the greater of (A) $350,000,000 and (B) EBITDA for the most recent period for which financial statements have theretofore been delivered to the Lenders pursuant to Section 5.01;

(r) Section 2.15(a) of the Credit Agreement is hereby amended to read as follows:

(a) The Borrowers shall have the right at any time and from time to time to prepay Loans in the currency or currencies in which such Loans were made, in whole or in part, without premium or penalty (but in any event subject to Section 2.18), upon delivery of a Notice of Loan Prepayment to the Administrative Agent given, in the case of Base Rate Loans denominated in Dollars, no later than 11:00 a.m. on the day of any proposed prepayment, in the case of LIBOR Loans denominated in Dollars, no later than 11:00 a.m. three (3) Business Days before any proposed prepayment, and in the case of Optional Currency Loans, no later than 11:00 a.m. four (4) Business Days before any such proposed prepayment (or such shorter period as the Administrative Agent shall agree in its discretion). In each case the notice shall specify (i) the date, amount and currency of each such prepayment, (ii) whether the prepayment is of Revolver Loans or Incremental Term Loans (and, if applicable, the specific Tranche(s) of Incremental Term Loans to be prepaid), and (iii) whether the prepayment is of LIBOR Loans or Base Rate Loans, or a combination thereof, and, if a combination thereof, the amount allocable to each; provided, however, that, each such partial prepayment shall be in the principal amount of at least (x) with respect to prepayments of Base Rate Loans, $1,000,000 or in whole multiples of $100,000 in excess thereof, and (y) with respect to prepayments of Revolver Loans in Dollars that bear interest at the LIBOR Rate, $3,000,000 or in whole multiples of $100,000 in excess thereof, (z) with respect to prepayment of Revolver Loans in an Optional Currency, the Dollar Equivalent of $3,000,000 or in whole multiples of the Dollar Equivalent of $100,000 in excess thereof (or, with respect to Revolver Loans in an Optional Currency, such other minimum and increments as the Administrative Agent and the Borrowers shall agree). Any prepayment of an Incremental Term Loan shall be applied to the remaining principal amortization payments of such Incremental Term Loan in inverse order of maturity.

(s) Section 2.15(f) of the Credit Agreement is hereby amended to read as follows:

(f) Prepayments of Revolver Loans pursuant to this Section (other than subsection (b) hereof) may be reborrowed, subject to the terms and conditions hereof.

(t) A new clause (g) is hereby added to Section 2.15 of the Credit Agreement to read as follows:

(g) (i) The Company shall prepay Incremental Term Loans as hereinafter provided in an aggregate amount equal to 100% of the aggregate cash or Cash Equivalents proceeds (including any cash or Cash Equivalents received upon the sale or other disposition of any non‑cash consideration received by any Domestic Borrower or Domestic Subsidiary in connection therewith) net of (A) direct costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees and sales commissions), (B) taxes paid or payable as a result thereof, (C) the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien of the Administrative Agent) on the related property and (D) the amount of any prepayment required to be made to comply with the terms of Section 10.3 of the Note Purchase Agreement as in effect on the First Amendment Effective Date (“Net Cash Proceeds”), received by any Domestic Borrower or Domestic Subsidiary in respect of any asset sale, disposition or involuntary disposition (other than a Permitted Transfer) within three hundred sixty (360) days of the date of such disposition; provided, however, that so long as no Default shall have occurred and be continuing, such Net Cash Proceeds shall not be required to be so applied at the election of the Company (as notified by the Company to the Administrative Agent) to the extent the Company or such Domestic Borrower or Domestic Subsidiary reinvests all or any portion of such Net Cash Proceeds in operating assets (but specifically excluding current assets as classified by GAAP) within three hundred sixty (360) days after the receipt of such Net Cash Proceeds; provided that, if such Net Cash Proceeds shall have not been so reinvested, such Net Cash Proceeds shall be immediately applied to prepay Incremental Term Loans.

(ii) Immediately upon the receipt by any Domestic Borrower of Net Cash Proceeds received from the issuance by any Domestic Borrower of any Indebtedness (other than Indebtedness permitted hereunder), such Domestic Borrower shall prepay Incremental Term Loans as hereinafter provided in an aggregate amount equal to 100% of such Net Cash Proceeds.

(iii) Each prepayment of Incremental Term Loans pursuant to this clause (g) shall be applied to the principal repayment installments of outstanding Incremental Term Loans in inverse order of maturity. Subject to Section 2.25, such prepayments shall be paid to the Incremental Lenders in accordance with their respective percentage (carried out to the ninth decimal place) of the outstanding principal amount of Incremental Term Loans at such time.

(u) The instance of “Term Loans” in Section 9.06(b)(ii) is hereby replaced with “Incremental Term Loan”.

(v) Section 9.19 of the Credit Agreement is hereby amended to read as follows:

9.19 Joint and Several Liability of Borrowers. Notwithstanding anything to the contrary in this Agreement (other than Section 2.22), all Obligations shall be joint and several, subject to the limitations set forth in Section 2.22.

(w) A new Section 9.21 is hereby added to the Credit Agreement to read as follows:

9.21cknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any interest rate cap agreement, interest rate swap agreement, foreign currency exchange agreement, netting agreement, hedging agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(x) Schedule 1.01 to the Credit Agreement is hereby amended to read as Schedule 1.01 attached hereto.

(y) Exhibit C to the Credit Agreement is hereby amended to read as Exhibit C attached hereto.

(z) Exhibit I to the Credit Agreement is hereby amended to read as Exhibit I attached hereto.

3. Conditions Precedent. This Agreement shall be effective on the Incremental Term Loan Effective Date upon:

(a) receipt by the Administrative Agent of executed counterparts of this Agreement duly executed by the Borrowers’ Representative, the Required Lenders, each Incremental Lender, and the Administrative Agent;

(b) receipt by the Administrative Agent of satisfactory opinions of legal counsel to the Company (as requested by the Administrative Agent), addressed to the Administrative Agent and the Lenders, dated as of the Incremental Term Loan Effective Date;

(c) receipt by the Administrative Agent of (i) copies of the Organization Documents of each Domestic Borrower certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable (or, as to any such Organization Documents that have not been amended, modified or terminated since the Closing Date, a certification that such Organization Documents have not been amended, modified or terminated since the Closing Date and remain in full force and effect, and remain true and complete, in the form delivered to the Administrative Agent on the Closing Date), and certified by a secretary, assistant secretary or other Responsible Officer of such Domestic Borrower to be true and correct as of the Incremental Term Loan Effective Date, (ii) such certificates of resolutions or other action, incumbency certificates (including specimen signatures) and/or other certificates of Responsible Officers of each Domestic Borrower as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Domestic Borrower is a party, and (iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Domestic Borrower is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation;

(d) receipt by the Administrative Agent with respect to the Incremental Term A Loan of (i) a Notice of Borrowing and (ii) funds disbursement instructions;

(e)  receipt by the Administrative Agent of certificate dated as of the Incremental Term Loan Effective Date and executed by a Responsible Officer of the Borrowers’ Representative certifying that after giving effect to the incurrence of the Incremental Term A Loan, on a pro forma basis, the Borrowers are in compliance with the financial covenant set forth in Section 6.01 of the Credit Agreement for the most recently completed four fiscal quarter period for which financial statements have been delivered to the Lenders pursuant to Section 5.01 of the Credit Agreement;

(f) (i) receipt by the Lenders and the Administrative Agent of all documentation and other information that the Administrative Agent or any Lender determines is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, and that the Administrative Agent or any Lender has requested at least five (5) Business Days prior to the Incremental Term Loan Effective Date, and (ii) if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, receipt by the Administrative Agent and any Lender requesting the same of a Beneficial Ownership Certification with respect to such Borrower to the extent requested by the Administrable Agent or such Lender at least five (5) Business Days prior to the Incremental Term Loan Effective Date; and

(g) receipt by the Administrative Agent and the Lenders of all fees required to be paid on or prior to the Incremental Term Loan Effective Date, and receipt by the Administrative Agent of all expenses (including the fees and expenses of counsel (including any local counsel) for the Administrative Agent).

4. Representations and Warranties of the Borrowers. The Borrowers’ Representative hereby represents and warrants to the Administrative Agent and each Lender that (a) the representations and warranties of each Borrower contained in Section 3 of the Credit Agreement or any other Loan Document are (i) with respect to representations and warranties that contain a materiality qualification or are qualified by Material Adverse Effect, true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification and are not qualified by Material Adverse Effect, true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are (1) with respect to representations and warranties that contain a materiality qualification or are qualified by Material Adverse Effect, true and correct and (2) with respect to representations and warranties that do not contain a materiality qualification and are not qualified by Material Adverse Effect, true and correct in all material respects, in each case, as of such earlier date; and (b) no Default or Event of Default exists, or will result from the extension of the extension of the Incremental Term A Loan.

5. Authority/Enforceability. The Borrowers’ Representative represents and warrants as follows:

(a) It has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Agreement.

(b) This Agreement has been duly executed and delivered by the Borrowers’ Representative and constitutes legal, valid and binding obligations, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(c) No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person (including stockholders and creditors of the Borrowers) is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except to the extent that such consent or authorization has been obtained or such filing or action has been completed prior to the Incremental Term Loan Effective Date.

(d) The execution and delivery of this Agreement does not violate any Requirement of Law or material Contractual Obligation of any Borrower or any of its Subsidiaries.

6. Reaffirmation. The Amended Credit Agreement and the obligations of the Borrowers thereunder and under the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

7. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Agreement by facsimile or other secure electronic format (.pdf) shall be effective as an original.

8. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10. Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

11. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[signature pages follow]

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWERS’ REPRESENTATIVE:  WEST PHARMACEUTICAL SERVICES, INC.

By: ________________________________
Name:
Title:

ADMINISTRATIVE AGENT:   BANK OF AMERICA, N.A.,
as Administrative Agent

By: ________________________________
Name:
Title:

LENDERS:   BANK OF AMERICA, N.A., as a Lender, Swing Line Lender and an Issuing Lender

By: ________________________________
Name:
Title:

JPMORGAN CHASE BANK, N.A., as a Lender

By: ________________________________
Name:
Title:

MUFG BANK, LTD., as a Lender

By: ________________________________
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By: ________________________________
Name:
Title:

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By: ________________________________
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as a Lender and an Issuing Lender

By: ________________________________
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: ________________________________
Name:
Title:

Schedule 1.01
Lender and commitment Information

Lender	Revolving Credit Commitment	Commitment Percentage of Revolving Credit Commitments	Incremental Term A Loan Commitment	Commitment Percentage of Incremental Term A Loan Commitments
Bank of America, N.A.	$75,000,000.00	25.000000000%	$22,500,000.00	25.000000000%
JPMorgan Chase Bank, N.A.	$45,000,000.00	15.000000000%	$13,500,000.00	15.000000000%
MUFG Bank, Ltd.	$45,000,000.00	15.000000000%	$13,500,000.00	15.000000000%
Wells Fargo Bank, National Association	$45,000,000.00	15.000000000%	$13,500,000.00	15.000000000%
HSBC Bank USA, National Association	$30,000,000.00	10.000000000%	$9,000,000.00	10.000000000%
PNC Bank, National Association	$30,000,000.00	10.000000000%	$9,000,000.00	10.000000000%
U.S. Bank National Association	$30,000,000.00	10.000000000%	$9,000,000.00	10.000000000%
Total:	$300,000,000.00	100.000000000%	$90,000,000.00	100.000000000%

EXHIBIT C

[FORM OF]
NOTICE OF BORROWING

TO: BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT

FROM: WEST PHARMACEUTICAL SERVICES, INC.

RE: Credit Agreement (the “Agreement”), dated as of March 28, 2019 by and among West Pharmaceutical Services, Inc. (the “Company”), certain subsidiaries of the Company party thereto (together with the Company, the “Borrowers” and each a “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an Issuing Lender. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

Pursuant to Section 2.01(c) or 2.04 of the Agreement, as applicable, the undersigned hereby makes the following request:

1. This request is for (choose one):

☐ A Borrowing of [Revolver][Incremental Term] Loans

☐ A Borrowing or [U.S.] [Euro] Swing Line Loans

☐ A [conversion] or [continuation] of [Revolver][Incremental Term] Loans

---

1. On (a Business Day)

2. In the amount of [$] [in the following currency: _______].

3. Comprised of: ☐ Base Rate Loans

☐ LIBOR Loans

4. For LIBOR Loans: with an Interest Period of __ month[s].

5. On behalf of ____________________________ [insert name of applicable Borrower]

[With respect to such Borrowing, the Borrowers’ Representative hereby represents and warrants that [(i) such request complies with the requirements of Section 2.01 of the Credit Agreement] 1 and (ii) each of the conditions set forth in Section 4.02 of the Credit Agreement has been satisfied on and as of the date of such Borrowing.]2

[With respect to such Borrowing of Swing Line Loans, the Borrowers’ Representative hereby represents and warrants that (i) such request complies with the requirements of the first proviso to the first sentence of Section 2.01(c) or 2.01 (d) of the Credit Agreement, as applicable and (ii) each of the conditions set forth in Section 4.02 of the Credit Agreement has been satisfied on and as of the date of such Borrowing of Swing Line Loans.]3

[signature page follow]

1 Include for Borrowings of Revolver Loans.
2 Include for Borrowings.
3 Include for Borrowings of Swing Line Loans.

The undersigned certifies to the accuracy of the foregoing.

Date:	WEST PHARMACEUTICAL SERVICES, INC., as Borrowers’ Representative By:_____________________________ Name: Title:

Exhibit I

[FORM OF]
Notice of Loan Prepayment

TO:  Bank of America, N.A., as [Administrative Agent][Swing Line Lender]

RE:  Credit Agreement, dated as of March 28, 2019 by and among West Pharmaceutical Services, Inc., a Pennsylvania corporation (the “Company”), certain subsidiaries of the Company party thereto, (together with the Company, the “Borrowers” and each a “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an Issuing Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:  [Date]

The Borrower hereby notifies the Administrative Agent that on _____________4 pursuant to the terms of Section 2.15 of the Credit Agreement, the undersigned intends to prepay/repay the following Loans as more specifically set forth below:

☐ Optional prepayment of [Revolver][Incremental Term] Loans in the following amount(s):

☐ LIBOR Loans: $ 5
In the following Optional Currency:
Applicable Interest Period:

☐ Base Rate Loans: $ 6

☐ Optional prepayment of Swing Line Loans in the following amount: $

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

[signature page follows]

[WEST PHARMACEUTICAL SERVICES, INC.,
a Pennsylvania corporation

By:_____________________________________
Name: __________________________________
Title: ___________________________________ ]

[WEST PHARMACEUTICAL SERVICES OF FLORIDA, INC.,
a Florida corporation

By:_____________________________________
Name: __________________________________
Title: ___________________________________ ]

[WEST PHARMACEUTICAL SERVICES GROUP LIMITED,
an entity organized under the laws of England & Wales

By:_____________________________________
Name: __________________________________
Title: ___________________________________ ]

By:_____________________________________
Name: __________________________________
Title: ___________________________________ ]

[WEST ANALYTICAL SERVICES, LLC,
a Delaware limited liability company

By:_____________________________________
Name: __________________________________
Title: ___________________________________ ]

[WEST PHARMACEUTICAL SERVICES OF DELAWARE, INC.,
a Delaware corporation

By:_____________________________________
Name: __________________________________
Title: ___________________________________ ]

[TECH GROUP NORTH AMERICA, INC.,
an Arizona corporation

By:_____________________________________
Name: __________________________________
Title: ___________________________________ ]

[TECH GROUP GRAND RAPIDS, INC.,
a Delaware corporation

By:_____________________________________
Name: __________________________________
Title: ___________________________________ ]

[WEST CONTRACT MANUFACTURING, LLC,
a Delaware limited liability company

By:_____________________________________
Name: __________________________________
Title: ___________________________________ ]

[WEST PHARMACEUTICAL SERVICES DANMARK A/S,
an entity organized under the laws of Denmark

By:_____________________________________
Name: __________________________________
Title: ___________________________________ ]

By:_____________________________________
Name: __________________________________
Title: ___________________________________ ]

[WEST PHARMACEUTICAL SERVICES HOLDING GMBH,
an entity organized under the laws of Germany

By:_____________________________________
Name: __________________________________
Title: ___________________________________ ]

[WEST PHARMACEUTICAL SERVICES SINGAPORE PTE. LTD.,
an entity organized under the laws of Singapore

By:_____________________________________
Name: __________________________________
Title: ___________________________________ ]